                                                                      EXHIBIT 23










                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Newcor, Inc. on Form S-8 (File Nos. 033-72906, 333-01895, 333-12931, and
333-12937) of our report dated December 5, 1997, except as to the information presented in Note B, for which the date is January 16, 1998, on our audits of the consolidated financial statements of Newcor, Inc. as of October 31, 1997 and 1996, and for the years ended October 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.






Detroit, Michigan
January 27, 1998